Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2018 (except for Note 17, and the retroactive effect of the 1-for-2.95 reverse stock split as described in Note 2, as to which the date is April 20, 2018) in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Unity Biotechnology, Inc. dated April 23, 2018.

/s/ Ernst & Young LLP

Redwood City, California

April 23, 2018